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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                           -------------------------

                                    Form 8-K
                                 Current Report

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) July 12, 2000


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                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)



           New York                       1-2328               36-1124040
(State or other jurisdiction of  (Commission file number)   (I.R.S. employer
        incorporation)                                    identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200




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         ITEM 5.  OTHER EVENTS

         On July 11, 2000, GATX Corporation issued the following press release:

         GATX Corporation (NYSE: GMT) announced today that it intends to sell GATX Terminals Corporation, its wholly-owned subsidiary specializing in the storage and distribution of bulk petroleum and chemical products.

         "Ronald H. Zech, chairman of GATX Corporation, said, `GATX Corporation is aggressively pursuing growth opportunities in its two high-return finance and service businesses, GATX Rail and GATX Capital. Our success in these businesses is based on our unsurpassed asset expertise, market knowledge, service capabilities, partnership relationships, and structuring experience. By reallocating capital to these businesses and focusing our management resources, we believe we can drive greater value for our shareholders.'

         "GATX Terminals has been a leading provider of storage and distribution services to petroleum and chemical customers worldwide for more than 70 years. With assets totaling approximately $1.0 billion in book value, encompassing 17 wholly-owned terminaling facilities, ownership or interest in four refined product pipelines, and 11 joint ventures, GATX Terminals represents a valuable franchise. We believe we can maximize this franchise value by aligning GATX Terminals with an owner that is focused specifically on the chemical and petroleum storage and distribution markets."

         "GATX Terminals generated $294 million of gross income and $26 million of net income in 1999. The company has approximately 1,000 employees.

         "Mr. Zech concluded, `We hope to secure a buyer who recognizes the link between the value and expertise GATX Terminals' employees bring to bear and the success GATX Terminals has enjoyed in recent years. We are committed to maintaining quality service and strong customer
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and partner relationships during the sale process. Although the successful completion and timing of a potential sale are subject to many variables, we anticipate reaching agreement with a purchaser during the second half of this year.'

         "GATX Corporation has retained Salomon Smith Barney Inc. and JP Morgan & Co. to serve as advisors in the sale process. Questions regarding the sale should be directed to the Salomon Smith Barney contact listed herein.

         "GATX Corporation is a unique finance and services company that uses asset knowledge, structuring expertise, and partnering skills to serve targeted industries including rail, air, technology, telecommunications, and marine."

Contact Information
-------------------

Investors and Analysts:    Robert C. Lyons
                           Director - Investor Relations
                           GATX Corporation
                           Phone:  312-621-6633

Media:                     George S. Lowman
                           Managing Director - Communications
                           GATX Corporation
                           Phone:  312-621-6599

Investment Banking
Contact:                   James Peterkin
                           Salomon Smith Barney Inc.
                           Phone:  212-816-0127

         "This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include statements about the proposed timing and effect of the proposed transaction. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause the results to differ materially from those projected (including, for example, the execution risks and delays normally attendant to transactions of the type discussed and other factors (including the possible need to obtain foreign and domestic governmental approvals) beyond the company's control)."



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                    GATX CORPORATION
                                              -----------------------------
                                                      (Registrant)

                                                  /s/ Ralph L. O'Hara
                                              -----------------------------
                                                    Ralph L. O'Hara
                                                     Controller and
                                                Chief Accounting Officer
                                                (Duly Authorized Officer)



Date:  July 12, 2000